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Exhibit 99(a)(1)(C)

          Notice of Guaranteed Delivery
(Not To Be Used For Signature Guarantees)

For Tender of Shares of Common Stock
of
 LOWRANCE ELECTRONICS, INC.

at
$37.00 Net per Share
Pursuant to the Offer to Purchase
Dated January 31, 2006
by
 Navico Acquisition Corp.

a wholly owned subsidiary of
 SIMRAD YACHTING AS

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 28, 2006, UNLESS THE OFFER IS EXTENDED.

          This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Mellon Investor Services LLC (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by manually signed facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
Mellon Investor Services LLC

By Mail: Reorganization Department PO Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	By Overnight Courier: Reorganization Department 480 Washington Blvd. Mail Drop — Reorg. Jersey City, NJ 07310 Attn: Reorganization Department, 27th Floor	By Hand: Reorganization Department 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department
By Manually Signed Facsimile Transmission: (for Eligible Institutions only) (201) 680-4626 Confirm Facsimile By Telephone: (201) 680-4860

          Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

          This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

          The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

          The undersigned represents that the undersigned owns and hereby tenders to Navico Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Simrad Yachting AS, a stock corporation incorporated under the laws of Norway ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 31, 2006 (the "Offer to Purchase"), and the related Letter of Transmittal and instructions thereto (which, as they may be amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.10 per share, of Lowrance Electronics, Inc., a Delaware corporation (the "Shares"), set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Certificate Nos. (If Available):

Number of Shares:

☐ Check if Shares will be tendered by book-entry transfer

Account Number:

Dated:	, 200

Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):

Zip Code:
Area Code and Telephone Number(s):

Signatures:

2

GUARANTEE
(Not to be used for signature guarantee)

          The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

          The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:

(Please Print or Type)
Title:

Address:

Zip Code:

Area Code and Telephone Number(s):

Dated:	, 2006

NOTE:    Do not send certificates for Shares with this notice. Certificates for Shares must be sent with your Letter of Transmittal.

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The Depositary for the Offer is: Mellon Investor Services LLC
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)